Exhibit 107

Calculation of Filing Fee Table

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

PSQ Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Other (1)	2,139,459	(2)	$3.83	(1)	$8,194,127.97	0.00015310	$1,254.52
Total Offering Amounts							$8,194,127.97		$1,254.52
Total Fee Offsets									$—
Net Fees Due									$1,254.52

(1)	Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices for its Class A Common Stock on the New York Stock Exchange on January 13, 2025, which date is within five business days prior to filing this registration statement.

(2)	Represents shares of common stock that were automatically added to the number of shares authorized for issuance under the PSQ Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”) on January 1, 2025 pursuant to an “evergreen” provision contained in the Plan.